EXHIBIT 99

Press Release

For Immediate Release	Inquiries:	Jeanne A. Leonard
Liberty Property Trust
610/648-1704
LIBERTY PROPERTY TRUST ANNOUNCES
SECOND QUARTER RESULTS
Malvern, PA, July 21, 2008 — Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $0.34 per share for the quarter ended June 30, 2008, compared to $0.57 per share (diluted) for the quarter ended June 30, 2007. For the six-month period ended June 30, 2008, net income per common share (diluted) was $0.67, compared to $1.00 per share for the same period in 2007. Net income reported for the second quarter and first six months of 2007 included significant gains on sales of property whereas the gains were less significant for the same periods in 2008.
Funds from operations available to common shareholders (diluted) (“FFO”) for the second quarter of 2008 was $0.80 per share, compared to $0.79 per share for the second quarter of 2007. FFO per share for the six month period ended June 30, 2008 was $1.60, compared to $1.59 per share for the same period in 2007. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release.
“Liberty had a very solid quarter in a very shaky environment, aptly reflecting Liberty’s defensive operating platform, which has historically outperformed during challenging economic times,” said Bill Hankowsky, chief executive officer. “Although the economy continues to dampen demand, supply and demand are generally in balance, Liberty’s leasing performance is robust, and our operating metrics are solid. We are comfortable reaffirming our guidance for 2008 funds from operations at $3.10-$3.25 per share.”
Portfolio Performance
Leasing: At June 30, 2008 Liberty’s in-service portfolio of 74.8 million square feet was 92.5% occupied, compared to 92.2% at the end of the first quarter. During the second quarter, Liberty completed lease transactions totaling 5.1 million square feet of space.
Same Store Performance: Property level operating income for same store properties increased by 0.6% on a cash basis and decreased by 0.3 % on a straight line basis for the second quarter of 2008 compared to the same quarter in 2007.
-more-

Liberty Property Trust Second Quarter 2008 Results -2-
Real Estate Investments
Development: During the second quarter, Liberty brought into service four wholly-owned development properties totaling 782,000 square feet for a total investment of $46.9 million. These properties are 100% leased at a current yield of 10.4%. A joint venture in which Liberty holds a 50% interest brought into service one development property for a total investment of $25.9 million. This 55,000 square foot office property in the United Kingdom is unleased. Also, the final 285,000 square feet of the 1.25 million square foot Comcast Center development came into service during the second quarter.
During the second quarter, Liberty began development of one industrial property for an expected total investment of $50.5 million. The 346,000 build-to-suit will serve as a new baking facility for Tasty Baking Company in Philadelphia.
As of June 30, 2008, Liberty had 5.7 million square feet of wholly-owned and joint venture properties under development. This activity represents a total projected investment of $610.3 million, with an expected yield of 8.4%. The properties were 34.0% leased at June 30.
Acquisitions: Liberty acquired no properties during the quarter.
Dispositions: Liberty sold one operating property, which contained 84,000 square feet of leaseable space for $5.3 million. In addition, a joint venture in which Liberty holds a 50% interest sold 0.6 acres of land for $1.4 million.
About the Company
Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 75 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,100 tenants.
Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.
-more-

Liberty Property Trust Second Quarter 2008 Results -3-
Liberty will host a conference call during which management will discuss second quarter results, on Tuesday, July 22, 2008, at 1:00 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 55023595. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com for two weeks following the call.
The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
-more-

Liberty Property Trust
Statement of Operations
June 30, 2008
(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Operating Revenue
Rental	$127,923	$116,785	$263,436	$231,282
Operating expense reimbursement	58,458	51,465	116,319	101,641

Total operating revenue	186,381	168,250	379,755	332,923

Operating Expenses
Rental property	36,992	35,307	77,057	70,886
Real estate taxes	23,804	18,405	44,630	34,481
General and administrative	13,070	12,643	27,037	25,726
Depreciation and amortization	43,892	37,396	87,866	73,241

Total operating expenses	117,758	103,751	236,590	204,334

Operating Income	68,623	64,499	143,165	128,589

Other Income/Expense
Interest and other	3,034	2,884	6,128	5,403
Interest	(37,316)	(28,877)	(79,746)	(55,884)

Total other income/expense	(34,282)	(25,993)	(73,618)	(50,481)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	34,341	38,506	69,547	78,108
Gain on property dispositions	835	1,299	1,476	1,451
Income taxes	(580)	(213)	(1,064)	(514)
Minority interest	(6,630)	(6,045)	(13,036)	(11,524)
Equity in earnings of unconsolidated joint ventures	1,010	326	1,387	1,055

Income from continuing operations	28,976	33,873	58,310	68,576

Discontinued operations net of minority interest (including net gain on property dispositions of $2,793 and $17,430 for the quarters ended June 30, 2008 and 2007 and $3,403 and $20,231 for the six month periods ended June 30, 2008 and 2007)	2,653	18,554	3,280	23,549

Net Income	$31,629	$52,427	$61,590	$92,125

Basic income per common share
Continuing operations	$0.31	$0.37	$0.63	$0.75

Discontinued operations	$0.03	$0.20	$0.04	$0.26

Total basic income per common share	$0.34	$0.57	$0.67	$1.01

Diluted income per common share
Continuing operations	$0.31	$0.37	$0.63	$0.74

Discontinued operations	$0.03	$0.20	$0.04	$0.26

Total diluted income per common share	$0.34	$0.57	$0.67	$1.00

Weighted average shares
Basic	92,323	91,597	92,019	91,318

Diluted	92,701	92,328	92,248	92,168

Liberty Property Trust
Statement of Funds From Operations
June 30, 2008
(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Six Months Ended
	June 30, 2008		June 30, 2007		June 30, 2008		June 30, 2007
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share
Reconciliation of net income to FFO — basic:
Basic — income available to common shareholders	$31,629	$0.34	$52,427	$0.57	$61,590	$0.67	$92,125	$1.01

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	4,329		844		7,877		1,685
Depreciation and amortization	43,252		39,062		86,630		76,989
Gain on property dispositions	(3,164)		(18,549)		(4,132)		(21,936)
Minority interest share in addback for depreciation and amortization and gain on property dispositions	(1,914)		(938)		(3,909)		(2,484)

Funds from operations available to common shareholders — basic	$74,132	$0.80	$72,846	$0.80	$148,056	$1.61	$146,379	$1.60

Reconciliation of net income to FFO — diluted:
Diluted — income available to common shareholders	$31,629	$0.34	$52,427	$0.57	$61,590	$0.67	$92,125	$1.00

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	4,329		844		7,877		1,685
Depreciation and amortization	43,252		39,062		86,630		76,989
Gain on property dispositions	(3,164)		(18,549)		(4,132)		(21,936)
Minority interest excluding preferred unit distributions	1,428		2,407		2,780		4,222

Funds from operations available to common shareholders — diluted	$77,474	$0.80	$76,191	$0.79	$154,745	$1.60	$153,085	$1.59

Reconciliation of weighted average shares:

Weighted average common shares — all basic calculations	92,323		91,597		92,019		91,318
Dilutive shares for long term compensation plans	378		731		229		850

Diluted shares for net income calculations	92,701		92,328		92,248		92,168
Weighted average common units	4,190		4,190		4,190		4,190

Diluted shares for funds from operations calculations	96,891		96,518		96,438		96,358

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, genera l and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net inc ome (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as a n alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust
Balance Sheet
June 30, 2008
(In thousands, except share amounts)

	June 30, 2008	December 31, 2007
	(Unaudited)
Assets
Real estate:
Land and land improvements	$792,067	$796,501
Building and improvements	4,184,851	4,434,731
Less: accumulated depreciation	(927,575)	(863,609)

Operating real estate	4,049,343	4,367,623

Development in progress	316,369	328,138
Land held for development	221,775	247,124

Net real estate	4,587,487	4,942,885

Cash and cash equivalents	13,579	37,989
Restricted cash	54,535	34,567
Accounts receivable	10,797	12,217
Deferred rent receivable	80,644	80,087
Deferred financing and leasing costs, net of accumulated amortization (2008, $134,547; 2007, $119,721)	131,490	144,689
Investment in unconsolidated joint ventures	319,622	278,383
Prepaid expenses and other assets	78,842	107,932

Total assets	$5,276,996	$5,638,749

Liabilities
Mortgage loans	$207,496	$243,169
Unsecured notes	2,155,000	2,155,000
Credit facility	375,000	622,960
Accounts payable	50,443	44,666
Accrued interest	37,816	39,725
Dividend and distributions payable	60,705	59,849
Other liabilities	199,732	263,738

Total liabilities	3,086,192	3,429,107

Minority interest	370,362	372,621

Shareholders’ Equity
Common shares of beneficial interest, $.001 par value, 183,987,000 shares authorized, 94,186,521 (includes 1,249,909 in treasury) and 92,817,879 (includes 1,249,909 in treasury) shares issued and outstanding as of June 30, 2008 and December 31, 2007, respectively	94	93
Additional paid-in capital	2,021,368	1,984,141
Accumulated other comprehensive income	21,707	21,378
Distributions in excess of net income	(170,776)	(116,640)
Common shares in treasury, at cost, 1,249,909 shares as of June 30, 2008 and December 31, 2007	(51,951)	(51,951)

Total shareholders’ equity	1,820,442	1,837,021

Total liabilities & shareholders’ equity	$5,276,996	$5,638,749